Phunware Announces Updates to Senior Leadership Team

Jeremy Krol Appointed as Interim Chief Executive Officer and
Rahul Mewawalla Appointed as Executive Chairman and Chief AI Architect

AUSTIN, TX – July 14, 2025 – Phunware, Inc. (NASDAQ: PHUN) (“Phunware” or the “Company”), today announced a leadership update, effective immediately. The Board has appointed Mr. Jeremy Krol, the Company’s current Chief Operating Officer, as its new Interim CEO, effective today, replacing Mr. Stephen Chen. Mr. Krol has spent his career optimizing business operations, integrating technology with market needs, and leading high-performing teams through complex transitions. He has served as the Company’s fractional Chief Operating Officer from June 2024 to February 2025, at which time he joined the Company in a full-time capacity as Chief Operating Officer. From 2019 to 2024, Mr. Krol served as a startup advisor for Platform Calgary, which is a technology accelerator hub for technology startups.

In addition, the Company has appointed Mr. Rahul Mewawalla, a member of the Company’s Board of Directors, as the Company’s Executive Chairman and Chief Artificial Intelligence (AI) Architect. In this dual role, Mr. Mewawalla as Executive Chairman will focus on working along with the Company’s interim CEO on high-priority strategic and operational matters and as Chief AI Architect, on advancing the Company’s artificial intelligence priorities and overall AI enterprise activities.

Mr. Mewawalla is a technology, digital, product, and business leader with extensive strategic and operational leadership experience with enterprise and consumer companies across artificial intelligence, computing, technology, internet, telecom, financial services, and digital markets. He has served as a Nasdaq-listed public company chairman, public company CEO, public company President, EVP of platforms and technology businesses, and has held leadership positions at a number of global technology companies such as Yahoo, Nokia, and General Electric Company. Mr. Mewawalla is a frequent speaker and panelist at global artificial intelligence (AI) summits and a regular author on AI and accelerated computing in publications such as Forbes and Fast Company.

“We are confident that with Jeremy as interim CEO and Rahul as Executive Chairman and as Chief AI Architect, advancing our AI priorities, the Company is well positioned for enhanced innovation and continued growth,” said Elliot Han, Chair of the Compensation Committee and Quyen Du, Chair of the Nominating and Governance Committee, on behalf of the Company’s Board of Directors.

These updates reflect the Company’s continued commitment to strengthening its leadership team, advancing its capabilities, and accelerating execution of the Company’s long-term vision and strategic goals.

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, digital advertising, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, and market participants. Phunware is poised to expand its software products and services audience through a new Generative AI platform which is in development, utilize and monetize its patents and other intellectual property, and focus on serving its enterprise customers and partners.

For more information on Phunware, please visit www.phunware.com. To better understand and leverage generative AI and Phunware’s mobile app technologies, visit ai.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements. For example, Phunware is using forward-looking statements when it discusses the adoption and impact of emerging technologies and their use across mobile engagement platforms.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President
MZ Group - MZ North America
949-491-8235
PHUN@mzgroup.us
www.mzgroup.us

Phunware Media Contact:

Joe McGurk, Managing Director
917-259-6895
PHUN@mzgroup.us